Exhibit 99.1

November 9, 2015

We are pleased to announce our financial results for the first nine months of 2015. Net income was $6.0 million, or $1.33 per share, compared to $5.8 million, or $1.30 per share for the comparable period in 2014. Net interest income increased $299 thousand and noninterest income increased $606 thousand for the first nine months of 2015 compared to the same period in 2014. These positive variances were partially offset by an increase in the provision for loan losses of $100 thousand, an increase in noninterest expenses of $603 thousand, and the provision for income taxes of $60 thousand. The change in noninterest expenses was primarily due to increases of $386 thousand in salaries and wages, $180 thousand, in pension and employee benefits, $80 thousand in occupancy expenses, and $113 thousand in equipment expenses.

Earnings for the quarter ended September 30, 2015 were $2.05 million, or $0.45 per share, compared to $2.13 million, or $0.47 per share, for the quarter ended September 30, 2014. An increase in net interest income of $182 thousand, or 3.2%, as of September 30, 2015 compared to September 30, 2014 was more than offset by a reduction in noninterest income of $176 thousand, or 6.5% and an increase in noninterest expenses of $122 thousand for the same period.

Total assets grew to $620.3 million compared to the prior year of $602.7 million. Growth in total loans contributed to the asset growth. Total loans increased 3.8% to $505.6 million as of September 30, 2015 from $487.4 million as of September 30, 2014. Growth has been concentrated in the residential, commercial and commercial real estate portfolios during the first nine months of 2015. Total deposits reached $543.9 million compared to the prior year of $531.0 million, or growth of $12.8 million or 2.4%. The Company had total capital of $53.8 million with a book value per share of $12.07 as of September 30, 2015 compared to $52.7 million and $11.81 per share at September 30, 2014.

At this writing foliage season is waning and the leaves that block my view of the mountains from my office have receded allowing a view of the snow covered Green Mountain Range. We just finished one of the finest foliage seasons in memory, both visually and financially for our region. Like the last two maple sugaring seasons, this year’s foliage season came late and had locals and visitors alike wondering if we would have a foliage season at all. Very much like the local sentiment before last spring’s maple sap runs. Many speculate why the season was so beautiful, but few disagree that we enjoyed one of the best foliage seasons ever. Our many visitors, especially later visitors, enjoyed spectacular views and weather this fall. Our travel and tourism related businesses throughout Vermont and New Hampshire enjoyed excellent results, which is very good for our local economy.

Enclosed please find your check or advice of deposit of the quarterly dividend of $.27 per share declared on October 21. 2015, payable on November 9, 2015 to shareholders of record October 31, 2015. As a reminder, we would be pleased to help you set up automatic deposit of your dividend either to a Union Bank account or a financial institution of your choice. Please contact Assistant Secretary Kristy Adams Alfieri for assistance at 802-888-0982.

Union Bankshares, Inc., headquartered in Morrisville, Vermont, is the bank holding company parent of Union Bank, which provides commercial, retail and municipal banking services and asset management services throughout northern Vermont and New Hampshire. Union Bank operates 17 banking offices, two loan centers, and multiple ATMs throughout its geographical footprint.

If you need assistance with a change in registration of certificates, combining your certificates into one, reporting lost certificates, non-receipt or loss of dividend checks, assistance regarding direct deposit of dividends, information about the Company, or to receive copies of financial reports, please contact Kristy Adams Alfieri, Assistant Secretary at 802-888-0982 or contact our Transfer Agent at the address and phone number listed below:

TRANSFER AGENT:
Broadridge Corporate Issuer Solutions, Inc. P.O. Box 1342 Brentwood, NY 11717 (866)-321-8022 or (720)-378-5956 E-mail: shareholder@broadridge.com

NASDAQ STOCK MARKET

Ticker Symbol: UNB Corporate Name: Union Bankshares, Inc. Corporate Address: 20 Lower Main Street PO Box 667 Morrisville, VT 05661-0667 Investor Relations: UBLOCAL.COM

		Kenneth D. Gibbons Chairman	David S. Silverman President & Chief Executive Officer

About Union Bankshares

Union Bankshares, Inc. operates as the holding company for Union Bank, which provides commercial, retail and municipal banking services and asset management services throughout northern Vermont and New Hampshire. Union Bank was founded in 1891 in Morrisville, Vermont, where the Bank's and its holding company's headquarters are located. Union Bank operates 17 banking offices and two loan centers and several ATMS throughout its geographical footprint.

Union Bank is committed to the communities it serves, and encourages employee participation in community events and charitable services. Union Bank has consistently been recognized for our Community Reinvestment efforts and for our performance in residential lending to borrowers of all income levels. The US Small Business Administration has designated Union Bank as a Preferred Lender.

Consolidated Balance Sheets (unaudited, in thousands)			Consolidated Statements of Income (unaudited, in thousands)					Union Bankshares, Inc.

								DIRECTORS	OFFICERS
								Kenneth D. Gibbons-Chairman	Kenneth D. Gibbons - Chairman
								Steven J. Bourgeois	David S. Silverman - President & CEO
ASSETS	SEPT. 30, 2015	SEPT. 30, 2014	SEPT. 30, 2015		SEPT. 30, 2014	SEPT. 30, 2015	SEPT. 30, 2014	John M. Goodrich	Karyn J. Hale - Chief Financial Officer

								Timothy W. Sargent	John H. Steel - Secretary
				(3 months ended)		(9 months ended)
								David S. Silverman	Kristy Adams Alfieri - Assistant Secretary
Cash and Due from Banks	$4,498	$4,254	Interest Income	$6,373	$6,258	$18,766	$18,554
								John H. Steel	Jeffrey G. Coslett - Vice President
Federal Funds Sold & Overnight Deposits	9,186	19,531	Interest Expense	461	528	1,547	1,634	Schuyler W. Sweet
			Net Interest Income	5,912	5,730	17,219	16,920	Neil J. Van Dyke
Interest Bearing Deposits in Banks	12,753	12,112	Provision for Loan Losses	150	150	400	300		REGIONAL ADVISORY BOARD MEMBERS
								Union Bank
Investment Securities	56,181	53,420	Net Interest Income After Provision for Loan Losses	5,762	5,580	16,819	16,620
Loans Held for Sale	7,256	6,065						DIRECTORS
			Trust Income	171	183	538	549	Kenneth D. Gibbons-Chairman	Michael R. Barrett - St. Johnsbury
Loans, net	498,390	481,301	Noninterest Income	2,362	2,526	6,856	6,239	Steven J. Bourgeois	Joel S. Bourassa - Northern NH
								Dawn D. Bugbee	Steven J. Bourgeois - St. Albans
Reserve for Loan Losses	(5,044)	(4,758)	Noninterest Expenses:					John M. Goodrich	Stanley T. Fillion - Northern NH
			Salaries & Wages	2,426	2,253	7,080	6,694	Timothy W. Sargent	Rosemary H. Gingue - St. Johnsbury
Premises and Equipment, net	12,860	11,154						David S. Silverman	John M. Goodrich - St. Johnsbury
			Pension & Employee Benefits	739	692	2,242	2,062	John H. Steel	Christopher M. Knapp - Northern NH
Other Real Estate Owned, net	59	320						Schuyler W. Sweet	Coleen K. Kohaut - St. Albans
			Occupancy Expense, net	293	272	986	906	Neil J. Van Dyke	Justin P. Lavely - St. Johnsbury
Accrued Interest & Other Assets	24,127	19,267							Daniel J. Luneau - St. Albans
			Equipment Expense	479	436	1,346	1,233		Mary K. Parent - St. Johnsbury
Total Assets	$620,266	$602,666							Samuel H. Ruggiano - St. Albans
			Other Expenses	1,737	1,899	4,966	5,122		David S. Silverman - All
									Schuyler W. Sweet - Northern NH
			Total	5,674	5,552	16,620	16,017
LIABILITIES & SHAREHOLDERS' EQUITY	SEPT. 30, 2015	SEPT. 30, 2014
			Income Before Taxes	2,621	2,737	7,593	7,391
			Income Tax Expense	571	611	1,642	1,582	Union Bank Offices (ATMs at all Branch Locations)
Noninterest Bearing Deposits	$103,614	$94,604
			Net income	$2,050	$2,126	$5,951	$5,809
Interest Bearing Deposits	308,946	297,444						VERMONT
			Earnings per share	$0.45	$0.47	$1.33	$1.30	Danville	421 Route 2 East	802-684-2211
Time Deposits	131,325	138,990						Fairfax	Jct. Routes 104 & 128	802-849-2600
			Book Value Per Share			$12.07	$11.81	Hardwick	103 VT Route 15 West	802-472-8100
Borrowed Funds	17,421	14,940						Jeffersonville	44 Main Street	802-644-6600
								Johnson	198 Lower Main Street	802-635-6600
Accrued Interest & Other Liabilities	5,142	4,016						Lyndonville	183 Depot Street	802-626-3100
								Morrisville	20 Lower Main Street	802-888-6600
Common Stock	9,864	9,859							65 Northgate Plaza	802-888-6860
								Newport	Loan Center
Additional Paid in Capital	495	414							325 East Main Street	802-334-0750
								St. Albans	15 Mapleville Depot	802-524-9000
Retained Earnings	48,801	45,735						St. Johnsbury	364 Railroad Street	802-748-3131
Accumulated Other Comprehensive (Loss) Income	(1,326)	589							325 Portland Street	802-748-3121
								S. Burlington	Loan Center
									30 Kimball Avenue	802-865-1000
Treasury Stock at Cost	(4,016)	(3,925)						Stowe	47 Park Street	802-253-6600
								NEW HAMPSHIRE
Total Liabilities & Shareholders' Equity	$620,266	$602,666						Groveton	3 State Street	603-636-1611
Standby letters of credit were $1,514,000 and $2,033,000 at September 30, 2015 and 2014, respectively.								Littleton	263 Dells Road	603-444-7136
									76 Main Street	603-444-5321
								Lincoln	135 Main Street	603-745-4000
								N. Woodstock	155 Main Street	603-745-2488